CREDIT AGREEMENT

                           Dated as of April 30, 1999

                                     between

                          HAMBRECHT & QUIST CALIFORNIA

                                       and

                         BANK OF AMERICA NATIONAL TRUST
                             AND SAVINGS ASSOCIATION















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                                TABLE OF CONTENTS

                                                                        Page


ARTICLE I.        DEFINITIONS.............................................1

     1.01     Certain Defined Terms.......................................1
     1.02     Other Interpretive Provisions...............................8
     1.03     Accounting Principles.......................................9

ARTICLE II.       THE CREDIT..............................................9

     2.01     Amount and Terms of Commitment..............................9
     2.02     Loan Accounts.............................................. 9
     2.03     Procedure for Borrowing....................................10
     2.04     Voluntary Termination or Reduction of Commitment...........10
     2.05     Prepayment and Repayment...................................10
     2.06     Interest...................................................10
     2.07     Commitment Fee.............................................11
     2.08     Computation of Fees and Interest...........................11
     2.09     Payments by the Company....................................11
     2.10     Extension of Termination Date..............................11

ARTICLE III.      CONDITIONS PRECEDENT...................................12

     3.01     Conditions of Initial Loan.................................12
     3.02     Conditions to All Loans....................................13

ARTICLE IV.       REPRESENTATIONS AND WARRANTIES.........................13

     4.01     Corporate Existence and Power..............................13
     4.02     Corporate Authorization; No Contravention..................13
     4.03     Governmental Authorization.................................14
     4.04     Binding Effect.............................................14
     4.05     Litigation.................................................14
     4.06     No Default.................................................14
     4.07     ERISA Compliance...........................................14
     4.08     Use of Proceeds; Regulation U..............................15
     4.09.    Title to Properties........................................15
     4.10     Taxes......................................................15
     4.11     Financial Condition........................................15
     4.12     Regulated Entities.........................................15
     4.13     No Burdensome Restrictions.................................16
     4.14     Copyrights, Patents, Trademarks and Licenses, etc..........16
     4.15     Material Subsidiaries......................................16
     4.16     Insurance..................................................16
     4.17     Full Disclosure............................................16

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     4.18     H&Q LLC Compliance.........................................16
     4.19     Margin Regulations.........................................16
     4.20     Ownership of H&Q LLC.......................................17
     4.21     Year 2000 Compliance.......................................17

ARTICLE V.        AFFIRMATIVE COVENANTS..................................17

     5.01     Financial Statements.......................................17
     5.02     Certificates; Other Information............................18
     5.03     Notices....................................................18
     5.04     Preservation of Corporate Existence, Etc...................19
     5.05     Maintenance of Property....................................20
     5.06     Insurance..................................................20
     5.07     Payment of Obligations.....................................20
     5.08     Compliance with Laws.......................................21
     5.09     Compliance with ERISA......................................21
     5.10     Inspection of Property and Books and Records...............21
     5.11     Use of Proceeds............................................21

ARTICLE VI.       NEGATIVE COVENANTS.....................................21

     6.01     Limitation on Liens........................................21
     6.02     Consolidations and Mergers.................................22
     6.03     Limitation on Indebtedness.................................22
     6.04     Transactions with Affiliates...............................23
     6.05     Use of Proceeds............................................23
     6.06     ERISA......................................................23
     6.07     Change in Business.........................................23
     6.08     Accounting Changes.........................................23
     6.09     Tangible Net Worth.........................................23
     6.10     Consolidated Loss..........................................23
     6.11     Minimum Net Capital........................................23

ARTICLE VII.      EVENTS OF DEFAULT......................................23

     7.01     Event of Default...........................................23
     7.02     Remedies...................................................25
     7.03     Rights Not Exclusive.......................................26

ARTICLE VIII.         MISCELLANEOUS......................................26

     8.01     Amendments and Waivers.....................................26
     8.02     Notices....................................................26
     8.03     No Waiver; Cumulative Remedies.............................27
     8.04     Costs and Expenses.........................................27
     8.05     Indemnification............................................27
     8.06     Payments Set Aside.........................................27
     8.07     Successors and Assigns.....................................28

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     8.08     Assignments, Participations, etc...........................28
     8.09     Confidentiality............................................28
     8.10     Set-off....................................................29
     8.11     Counterparts...............................................29
     8.12     Severability...............................................29
     8.13     No Third Parties Benefited.................................29
     8.14     Governing Law..............................................29
     8.15     Entire Agreement...........................................30




EXHIBITS:

Exhibit A    Form of Notice of Borrowing
Exhibit B    Form Compliance Certificate

SCHEDULES:

Schedule 4.15 - Material Subsidiaries
Schedule 6.01 - Existing Liens






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


                                CREDIT AGREEMENT

     This CREDIT AGREEMENT is entered into as of April 30, 1999, between HAMBRECHT & QUIST CALIFORNIA, a California corporation (the "Company"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION (the "Bank").

     WHEREAS, the Bank has agreed to make available to the Company a revolving credit facility upon the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:


                                   ARTICLE I.

                                   DEFINITIONS

     1.01 CERTAIN DEFINED TERMS. The following terms have the following meanings:

               "ACT" shall mean the Securities Exchange Act of 1934, as amended from time to time.

               "AFFILIATE" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise.

               "AGGREGATE DEBIT ITEMS" means aggregate debit items computed in accordance with the Formula for Determination of Reserve Requirement for Brokers and Dealers, Exhibit A to Rule 15c3-3, as the same is computed from time to time with respect to any Person in accordance with such Rule.

               "AGREEMENT" means this Credit Agreement.

               "APPENDIX D" means Appendix D to Rule 15c3-1.

               "ASSIGNEE" has the meaning specified in subsection 8.08(a).

               "ATTORNEY COSTS" means and includes all fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

               "BASE RATE" means, for any day, the higher of: (a) 0.50% per annum above the latest Federal Funds Rate, which means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption



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          "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Bank of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Bank; and (b) the rate of interest in effect for such day as publicly announced from time to time by the Bank in San Francisco, California, as its "reference rate." (The "reference rate" is a rate set by the Bank based upon various factors including the Bank's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.) Any change in the reference rate announced by the Bank shall take effect at the opening of business on the day specified in the public announcement of such change.

               "BASE RATE LOAN" means a Loan that bears interest based on the Base Rate.

               "BORROWING DATE" means any date on which a Loan is made to the Company under Section 2.03.

               "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks in San Francisco, California or Chicago, Illinois are authorized or required by law to close.

               "CHANGE OF OWNERSHIP" means the Company ceases to own or control directly or indirectly at least 100% of equity interests of H&Q LLC or the Company loses the ability to appoint and direct the management of H&Q LLC.

               "CLOSING DATE" means the date on which all conditions precedent set forth in Section 3.01 are satisfied or waived by the Bank.

               "CODE" means the Internal Revenue Code of 1986, and regulations promulgated thereunder.

               "COMMISSION" means the Securities and Exchange Commission, or any regulatory body that succeeds to the functions thereof.

               "COMMITMENT" has the meaning specified in Section 2.01.

               "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of Exhibit B.

               "CONTINGENT OBLIGATION" means, as to any Person, any direct or indirect liability of that Person, whether or not contingent, with or without recourse, (a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person (i) to purchase, repurchase or otherwise


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

          acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a "Guaranty Obligation"); (b) with respect to any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments; or (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered.

               "CONTRACTUAL OBLIGATION" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

               "DEFAULT" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

               "DOLLARS", "DOLLARS" and "$" each mean lawful money of the United States.

               "DESIGNATED SELF-REGULATORY ORGANIZATION" shall have the meaning assigned to such term in Section 3(a)(26) of the Act.

               "ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

               "ERISA AFFILIATE" means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the
          Code).

               "ERISA EVENT" means (a) with respect to a Pension Plan, any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as



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

          such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or
          (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.

               "EVENT OF DEFAULT" means any of the events or circumstances specified in Section 7.01.

               "FOCUS REPORT" means a Financial and Operational Combined Uniform Single Report required to be filed on a monthly or quarterly basis, as the case may be, with the SEC or any report which is required in lieu of such report.

               "FDIC" means the Federal Deposit Insurance Corporation, and any Governmental Authority succeeding to any of its principal functions.

               "FRB" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

               "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

               "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

               "GUARANTY OBLIGATION" has the meaning specified in the definition of "Contingent Obligation."

               "H&Q LLC" means Hambrecht & Quist LLC, a limited liability company formed under the laws of the State of Delaware in which the Company owns directly or indirectly 100% of the equity interests.

               "INDEBTEDNESS" of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments; (d) all material Contingent Obligations; (e) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (f) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (g) all obligations with respect to capital leases; (h) all net indebtedness referred to in clauses (a) through (g) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (i) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above. For all purposes of this Agreement, the Indebtedness of any Person shall include all recourse Indebtedness of any partnership or joint venture or limited liability company in which such Person is a general partner or a joint venturer or a member.

               "INDEMNIFIED LIABILITIES" has the meaning specified in Section 8.05.

               "INDEMNIFIED PERSON" has the meaning specified in Section 8.05.

               "INDEPENDENT AUDITOR" has the meaning specified in subsection 5.01(a).

               "INSOLVENCY PROCEEDING" means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. ss.101, et seq.).

               "LIEN" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease.

               "LOAN" means an extension of credit by the Bank to the Company under Article II.

               "LOAN DOCUMENTS" means this Agreement and all other documents delivered to the Bank in connection herewith.

               "MATERIAL ADVERSE EFFECT" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Company or the Company and its Subsidiaries taken as a whole or as to H&Q LLC; (b) a material impairment of the ability of the Company to perform under any Loan Document and to avoid any Event of Default; or
          (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Company of any Loan Document.

               "MATERIAL SUBSIDIARY" means, at any time, in addition to the entities listed on Schedule 4.15 hereto, any Subsidiary having total assets as of the last day of each fiscal quarter equal to or greater than 15% or more of Company's total consolidated assets, in each case, based upon the Company's most recent annual or quarterly financial statements delivered to the Bank under Section 5.01.

               "MULTIEMPLOYER PLAN" means a "multiemployer plan", within the meaning of Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

               "NET CAPITAL" shall have the meaning specified in Rule 15c3-1.

               "NOTICE OF BORROWING" means a notice in substantially the form of Exhibit A.

               "OBLIGATIONS" means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document owing by the Company to the Bank or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

               "ORGANIZATION DOCUMENTS" means, for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation.

               "PARTICIPANT" has the meaning specified in subsection 8.08(b).

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

               "PBGC" means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

               "PENSION PLAN" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which the Company sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

               "PERMITTED LIENS" has the meaning specified in Section 6.01.

               "PERSON" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

               "PLAN" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Company sponsors or maintains or to which the Company makes, is making, or is obligated to make contributions and includes any Pension Plan.

               "REQUIREMENT OF LAW" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

               "RESPONSIBLE OFFICER" means the chief executive officer, the chief operating officer, the chief financial officer or any controller of the Company, or any other officer having substantially the same authority and responsibility.

               "RULE 15c3-1" shall mean Rule 15c3-1 (17 CFR 240.15c3-1) adopted by the SEC under the Act, as in effect from time to time, or any rule or regulation of the SEC which replaces Rule 15c3-1.

               "RULE 15c3-3" shall mean Rule 15c3-3 (17 CFR 240.15c3-3) adopted by the SEC under the Act, as in effect from time to time, or any rule or regulation of the SEC which replaces Rule 15c3-3.

               "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

               "SUBSIDIARY" of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Company.

               "SURETY INSTRUMENTS" means all letters of credit (including standby and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

               "TANGIBLE NET WORTH" means the Company's consolidated tangible net worth computed according to GAAP.

               "TERMINATION DATE" means the earlier to occur of:

               (a) the date that is 364 days after the Closing Date or, if this Agreement is extended pursuant to Section 2.10, the date that is 364 days after the prior Termination Date; provided, that if the Termination Date shall fall on a date that is not a Business Day, the Termination Date shall be the immediately preceding Business Day; and

               (b) the date on which the Commitment terminates in accordance with the provisions of this Agreement.

               "UNFUNDED PENSION LIABILITY" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

               "UNITED STATES" and "U.S." each means the United States of America.

               "WHOLLY-OWNED MATERIAL SUBSIDIARY" means any Wholly-Owned Subsidiary which is also a Material Subsidiary.

               "WHOLLY-OWNED SUBSIDIARY" means any corporation in which (other than directors' qualifying shares required by law) 100% of the capital stock of each class having ordinary voting power, and 100% of the capital stock of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Company, or by one or more of the other Wholly-Owned Subsidiaries of the Company, or both.

         1.02     OTHER INTERPRETIVE PROVISIONS.

         (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

         (b) The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified. The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced. The term "including" is not limiting and means "including without limitation." In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

         (c) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

         (d) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement. This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms. Unless otherwise expressly provided, any reference to any action of the Bank by way of consent, approval or waiver shall be deemed modified by the phrase "in its sole discretion."

         (e) This Agreement and the other Loan Documents are the result of negotiations between and have been reviewed by counsel to the Bank and the Company, and are the products of both parties. Accordingly, they shall not be construed against the Bank merely because of the Bank's involvement in their preparation.

         1.03 ACCOUNTING PRINCIPLES. Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied. References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Company.


                                   ARTICLE II.

                                   THE CREDIT

         2.01 AMOUNT AND TERMS OF COMMITMENT. The Bank agrees, on the terms and conditions set forth herein, to make Loans to the Company from time to time on any Business Day during the period from the Closing Date to the Termination Date, in an aggregate amount not to exceed at any time outstanding $20,000,000 (such amount, as the same may be reduced under Section 2.04 or as a result of one or more assignments under Section 8.08, the "Commitment"). Within the limits of the Commitment, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.01, prepay under Section 2.05 and reborrow under this Section 2.01; provided, however, that the Company shall repay all outstanding Loans, together with all accrued but unpaid interest at least once during each fiscal quarter and may not submit a Notice of Borrowing to the Bank pursuant to Section 2.03 for a period of ten consecutive Business Days following the date such repayment is made.

         2.02 LOAN ACCOUNTS. The Loans made by the Bank shall be evidenced by one or more loan accounts or records maintained by the Bank in the ordinary course of business. The loan accounts or records maintained by the Bank shall be conclusive absent manifest error of the amount of the Loans made by the Bank to the Company and the interest and payments thereon.

Any failure to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount owing with respect to the Loans.

         2.03 PROCEDURE FOR BORROWING. Each Loan shall be made upon the Company's irrevocable written notice delivered to the Bank in the form of a Notice of Borrowing and purportedly signed by a Responsible Officer, which notice must be received by the Bank prior to 2:00 p.m. (Chicago time) on the requested Borrowing Date specifying: (i) the amount of the Loan, which shall be in a minimum amount of $1,000,000 or any multiple of $1,000,000 in excess thereof; and (ii) the requested Borrowing Date, which shall be a Business Day. The Bank shall then promptly attempt to contact another Responsible Officer by telephone at the telephone number of such Responsible Officer designated in a written notice to the Bank from the Company in order to confirm the validity of such Notice of Borrowing; provided, that if the Bank is unable to confirm the validity of such Notice of Borrowing with another Responsible Officer as aforesaid by 3:00 p.m. (Chicago time) on the requested Borrowing Date, then the Bank shall postpone disbursing such Loan until the next Business Day on which it is able to confirm the validity of such Notice of Borrowing with another Responsible Officer as aforesaid. The proceeds of each Loan will be made available to the Company by the Bank either by crediting the account of the Company on the books of the Bank, or by wire transfer in accordance with written instructions provided to the Bank by the Company.

         2.04 VOLUNTARY TERMINATION OR REDUCTION OF COMMITMENT. The Company may, upon not less than five Business Days' prior notice to the Bank, terminate the Commitment, or permanently reduce the Commitment by a minimum amount of $1,000,000, or any multiple of $1,000,000 in excess thereof; unless, after giving effect thereto and to any prepayments of Loans made on the effective date thereof, the then-outstanding principal amount of the Loans would exceed the amount of the Commitment then in effect. Once reduced in accordance with this Section, the Commitment may not be increased. All accrued commitment fees to, but not including the effective date of any reduction or termination of the Commitment, shall be paid on the effective date of such reduction or termination.

         2.05 PREPAYMENT AND REPAYMENT. Notwithstanding the provisions of
Section 2.04, the Company may also, at any time or from time to time, without penalty, upon not less than one Business Day's irrevocable notice to the Bank, prepay Loans in whole or in part, in minimum amounts of $1,000,000 or any multiple of $1,000,000 in excess thereof. Such notice of prepayment shall specify the date and amount of such prepayment. Further, in addition to the quarterly repayment required by Section 2.01, the Company shall repay to the Bank on the Termination Date the aggregate principal amount of all Loans outstanding on such date, together with accrued interest and all other fees and amounts due and owing the Bank.

         2.06 INTEREST. Each Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Base Rate. Interest on each Loan shall be paid in arrears on the last day of each March, June, September and December. Interest shall also be paid on the date of any prepayment of Loans under Section 2.05 for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be paid on demand of the Bank. Notwithstanding anything contained in this Section, while any Event of Default exists or after acceleration, the Company shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Loans, at a rate per annum which is determined by adding 2% per annum to the Base Rate then in effect for such Loans.

         2.07 COMMITMENT FEE. The Company shall pay to the Bank a commitment fee on the average daily unused portion of the Commitment, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon the daily utilization for that quarter as calculated by the Bank, equal to 1% percent per annum. Such commitment fee shall accrue from the Closing Date to the Termination Date and shall be billed quarterly in arrears on the monthly Account Analysis Statement prepared for the Company by the Bank in the regular course of business, with the final payment to be made on the Termination Date; provided that, in connection with any reduction or termination of Commitment under
Section 2.04, the accrued commitment fee calculated for the period ending on such date shall also be paid on the date of such reduction or termination, with the following quarterly payment being calculated on the basis of the period from such reduction or termination date to such quarterly payment date. The commitment fee provided in this subsection shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in Article III are not met.

         2.08 COMPUTATION OF FEES AND INTEREST. All computations of commitment fees under Section 2.07 shall be made on the basis of a year of 360 days and actual days elapsed. All computations of interest for Base Rate Loans when the Base Rate is determined by the Bank's "reference rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof. Each determination of an interest rate by the Bank shall be conclusive and binding on the Company in the absence of manifest error.

         2.09 PAYMENTS BY THE COMPANY. All payments to be made by the Company shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Company shall be made to the Bank at the address from time to time specified by the Bank for such purpose, and shall be made in dollars and in immediately available funds, no later than 2:00 p.m. (Chicago time) on the date specified herein. Any payment received by the Bank later than 2:00 p.m. (Chicago time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue. Whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

         2.10 EXTENSION OF TERMINATION DATE. Unless the Commitment shall have terminated pursuant to the terms of this Agreement, the Company may, by irrevocable notice delivered to the Bank not less than 30, nor more than 60, days prior to the then-current Termination Date, request that such Termination Date be extended to the date that is 364 days after such Termination Date, subject to the conditions contained in Section 3.02. Upon receipt of such request, the Bank may, in its sole discretion, elect, by written notice delivered to the Company not later than 10 days prior to the then-current Termination Date, to so extend such Termination Date, subject to satisfaction of such conditions precedent as the Bank may deem appropriate in its sole discretion. Failure of the Bank to deliver such notice by such date to the Company shall be deemed an election by the Bank not to extend the Termination Date.


                                  ARTICLE III.

                              CONDITIONS PRECEDENT

         3.01 CONDITIONS OF INITIAL LOAN. The obligation of the Bank to make the initial Loan hereunder is subject to the condition that the Bank has received on or before the Closing Date all of the following, in form and substance satisfactory to the Bank:

         (a) CREDIT AGREEMENT. This Agreement executed by the Company;

         (b) RESOLUTIONS; INCUMBENCY. (i) Copies of the resolutions of the board of directors of the Company authorizing the transactions contemplated hereby, certified as of the Closing Date by the Secretary of the Company; and (ii) a certificate of the Secretary of the Company certifying the names and true signatures of the officers of the Company authorized to execute, deliver and perform, as applicable, this Agreement, and all other Loan Documents to be delivered by it hereunder;

         (c) ORGANIZATION DOCUMENTS; GOOD STANDING. Each of the following documents: (i) the articles or certificate of incorporation and the bylaws of the Company as in effect on the Closing Date, certified by the Secretary of the Company as of the Closing Date; and (ii) a good standing and tax good standing certificate dated not earlier than 10 days prior to the Closing Date for the Company from the Secretary of State (or similar, applicable Governmental Authority) of its state of incorporation and each state where the Company is qualified to do business as a foreign corporation pursuant to the terms of
Section 4.01;

         (d) LEGAL OPINION. A favorable opinion of counsel to the Company, addressed to the Bank, with respect to such legal matters relating hereto as the Bank may request;

         (e) PAYMENT OF FEES. Evidence of payment by the Company of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date, together with Attorney Costs of the Bank to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute the Bank's reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Company and the Bank); including any such costs, fees and expenses arising under or referenced in Sections 2.07 and 8.04;

         (f) CERTIFICATE. A certificate signed by a Responsible Officer, dated as of the Closing Date, stating that: (i) the representations and warranties contained in Article IV are true and correct on and as of such date, as though made on and as of such date; (ii) no Default or Event of Default exists or would result from the execution and delivery of this Agreement; and (iii) there has occurred since September 30, 1998, no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect; and

         (g) OTHER DOCUMENTS. Such other approvals, opinions, documents or materials as the Bank may request.

         3.02 CONDITIONS TO ALL LOANS. The obligation of the Bank to make any Loan (including the initial Loan) is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date:

         (a) NOTICE OF BORROWING. The Bank shall have received a Notice of Borrowing;

         (b) CONTINUATION OF REPRESENTATIONS AND WARRANTIES. The representations and warranties in Article IV shall be true and correct on and as of such Borrowing Date with the same effect as if made on and as of such Borrowing Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date); and

         (c) NO EXISTING DEFAULT. No Default or Event of Default shall exist or shall result from such Loan.

         Each Notice of Borrowing submitted by the Company hereunder shall constitute a representation and warranty by the Company hereunder, as of the date of each such notice and as of each Borrowing Date, that the conditions in this Section 3.02 are satisfied.


                                   ARTICLE IV.

                         REPRESENTATIONS AND WARRANTIES

         The Company represents and warrants to the Bank that:

         4.01 CORPORATE EXISTENCE AND POWER. Each of the Company and its Material Subsidiaries: (a) is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under the Loan Documents; (c) is duly qualified as a foreign corporation or limited liability company and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license; and (d) is in compliance with all Requirements of Law; except, in each case referred to in clause (c) or clause (d), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         4.02 CORPORATE AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by the Company of this Agreement and each other Loan Document to which the Company is party, have been duly authorized by all necessary corporate action, and do not and will not: (a) contravene the terms of any of the Company's Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which the Company is a party or any order, injunction, writ or decree of any Governmental Authority to which the Company or its property is subject; or (c) violate any Requirement of Law.

         4.03 GOVERNMENTAL AUTHORIZATION. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company or any of its Material Subsidiaries of the Agreement or any other Loan Document.

         4.04 BINDING EFFECT. This Agreement and each other Loan Document to which the Company is a party constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

         4.05 LITIGATION. There are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Company, or its Subsidiaries or any of their respective properties which: (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or (b) are reasonably expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

         4.06 NO DEFAULT. No Default or Event of Default exists or would result from the incurring of any Obligations by the Company. As of the Closing Date, neither the Company nor any Subsidiary is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Closing Date, create an Event of Default under subsection 7.01(e).

         4.07 ERISA COMPLIANCE.

         (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code, and to the best knowledge of the Company, nothing has occurred which would cause the loss of such qualification. The Company and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

         (b) There are no pending or, to the best knowledge of Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

         (c) (i) No ERISA Event has occurred or is reasonably expected to occur;
(ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

         4.08 USE OF PROCEEDS; REGULATION U. The Company will not, and will not permit any of its Subsidiaries, to use Loan proceeds in such a manner as to result in a violation of Regulation G, T, U or X of the Board of Governors of the FRB.

         4.09. TITLE TO PROPERTIES. The Company and each Subsidiary have good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. As of the Closing Date, the property of the Company and its Material Subsidiaries is subject to no Liens, other than Permitted Liens.

         4.10 TAXES. The Company and its Material Subsidiaries have filed (or obtained appropriate extensions for) all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Company or any Subsidiary that would, if made, have a Material Adverse Effect.

         4.11 FINANCIAL CONDITION. The audited consolidated financial statements of Hambrecht & Quist Group and its Subsidiaries dated September 30, 1998, and the related consolidating statements of income or operations, shareholders' equity and cash flows for the fiscal year ended on that date: (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and results of operations for the period covered thereby; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Company and its consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and material Contingent Obligations. Since September 30, 1998, there has been no Material Adverse Effect.

         4.12 REGULATED ENTITIES. None of the Company, any Person controlling the Company, or any Material Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. The Company is not subject to regulation under the Public Utility

Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

         4.13 NO BURDENSOME RESTRICTIONS. Neither the Company nor any Subsidiary is a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document, or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect.

         4.14 COPYRIGHTS, PATENTS, TRADEMARKS AND LICENSES, ETC. The Company or its Material Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or any Material Subsidiary infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Company, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

         4.15 MATERIAL SUBSIDIARIES. As of the Closing Date, the Company has no Material Subsidiaries other than those specifically disclosed in Schedule 4.15 hereto.

         4.16 INSURANCE. The properties of the Company and its Material Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Company, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or such Material Subsidiary operates.

         4.17 FULL DISCLOSURE. None of the representations or warranties made by the Company in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Company in connection with the Loan Documents, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

         4.18 H&Q LLC COMPLIANCE. H&Q LLC is a member in good standing of the New York Stock Exchange, Inc., its designated examining authority, and is operating pursuant to the alternative net capital requirements provided for in paragraph (a)(1)(ii) of Rule 15c3-1.

         4.19 MARGIN REGULATIONS. H&Q LLC is a broker and dealer subject to the provisions of Regulation T of the Board of Governors of the Federal Reserve System. H&Q LLC maintains procedures and internal controls reasonably adapted to insure that neither H&Q LLC nor any of its Subsidiaries extends or maintains credit to or for its customers other than in accordance with the provisions of Regulation T, and officers of H&Q LLC regularly supervise its activities and those of its Subsidiaries and the activities of officers and employees of H&Q LLC and its Subsidiaries to insure that neither H&Q LLC nor any of its Subsidiaries extends or maintains credit to or for its or their customers other than in accordance with the provisions of Regulation T, except for occasional inadvertent failures to comply with Regulation T in connection with transactions which are not material either in number or amount.

         4.20 OWNERSHIP OF H&Q LLC. The Company owns directly or indirectly 100% of the equity interests of H&Q LLC.

         4.21 YEAR 2000 COMPLIANCE. The Company has conducted a comprehensive review and assessment of the computer applications of the Company and its Subsidiaries and has made inquiry of their material suppliers, service vendors (including data processors) and customers, with respect to any defect in computer software, databases, hardware, controls and peripherals related to the occurrence of the year 2000 or the use at any time of any date which is before, on and after December 31, 1999, in connection therewith. Based on the foregoing review, assessment and inquiry, the Company believes that with regard to its internal systems it has identified such potential defects and has developed and implemented a plan to address any such defect that could reasonably be expected to have a Material Adverse Effect. As of the date hereof, the Company has not been advised by any of its third party suppliers that they will be unable to resolve any year 2000 compliance issues.


                                   ARTICLE V.

                              AFFIRMATIVE COVENANTS

         So long as the Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Bank waives compliance in writing:

         5.01 FINANCIAL STATEMENTS. The Company shall deliver to the Bank, in form and detail satisfactory to the Bank:

         (a) as soon as available, but not later than 100 days after the end of each fiscal year, a copy of the audited consolidated balance sheet of Hambrecht & Quist Group and its Subsidiaries as at the end of such year and the related consolidated statements of income or operations, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of Arthur Andersen LLP or another nationally-recognized independent public accounting firm ("Independent Auditor") which report shall state that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years. Such opinion shall not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of the Company's or any Subsidiary's records;

         (b) as soon as available, but not later than 60 days after the end of each of the first three fiscal quarters of each fiscal year, a copy of the unaudited consolidated balance sheet of Hambrecht & Quist Group and its Subsidiaries as of the end of such quarter (which may be in the form of any 10Q filing made with the SEC) and the related consolidated statements of income, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by a Responsible Officer as fairly presenting, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments), the financial position and the results of operations of the Company and the Subsidiaries;

         (c) as soon as available, but not later than 100 days after the end of each fiscal year, a copy of an unaudited consolidating balance sheet of Hambrecht & Quist Group and its Subsidiaries as at the end of such year and the related consolidating statement of income for such year, certified by a Responsible Officer as having been developed and used in connection with the preparation of the financial statements referred to in subsection 5.01(a);

         (d) as soon as available, but not later than 60 days after the end of each of the first three fiscal quarters of each fiscal year, a copy of the unaudited consolidating balance sheets of Hambrecht & Quist Group and its Subsidiaries, and the related consolidating statements of income for such quarter, all certified by a Responsible Officer as having been developed and used in connection with the preparation of the financial statements referred to in subsection 5.01(b); and

         (e) concurrently with its submission to the SEC, a copy of H&Q LLC's FOCUS Report.

         5.02 CERTIFICATES; OTHER INFORMATION. The Company shall furnish to the
Bank:

         (a) concurrently with the delivery of the financial statements referred to in subsection 5.01(a), a certificate of the Independent Auditor stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

         (b) concurrently with the delivery of the financial statements referred to in subsections 5.01(a) and (b), a Compliance Certificate executed by a Responsible Officer;

         (c) promptly, copies of all financial statements and reports that Hambrecht & Quist Group sends to its shareholders, and copies of all financial statements and Forms 10K, 10Q and 8K that Hambrecht & Quist Group or any Subsidiary may make to, or file with, the SEC; and

         (d) promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary as the Bank may from time to time request.

         5.03 NOTICES. The Company shall promptly notify the Bank:

         (a) of the occurrence of any Default or Event of Default, and of the occurrence or existence of any event or circumstance that foreseeably will become a Default or Event of Default;

         (b) of any matter that has resulted or may result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Company or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Company or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary; including pursuant to any applicable environmental laws;

         (c) of the occurrence of any of the following events affecting the Company or any ERISA Affiliate (but in no event more than 10 days after such event), and deliver to the Bank a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Company or any ERISA Affiliate with respect to such event: (i) an ERISA Event; (ii) a material increase in the Unfunded Pension Liability of any Pension Plan; (iii) the adoption of, or the commencement of contributions to, any Plan subject to Section 412 of the Code by the Company or any ERISA Affiliate; or (iv) the adoption of any amendment to a Plan subject to
Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability; and

         (d) of any material change in accounting policies or financial reporting practices by the Company or any of its consolidated Material Subsidiaries.

         Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Company or any affected Subsidiary proposes to take with respect thereto and at what time. Each notice under subsection 5.03(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been (or foreseeably will be) breached or violated.

         5.04 PRESERVATION OF CORPORATE EXISTENCE, ETC. The Company shall, and shall cause each Material Subsidiary to: (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation; (b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business except in connection with transactions permitted by Section 6.02; (c) use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill; (d) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect; (e) maintain in good standing its corporate existence and its membership in the NYSE, the NASD, the PSE, the American and Chicago Stock Exchanges, the Options Clearing Corporation, the Securities and Futures Authority and in all similar institutions or associations in which H&Q LLC as of the date of this Agreement, is a member, and comply with all of the rules and regulations of such institutions and all such memberships (except for any noncompliance which would not cause a Material Adverse Effect); and not change the nature of its business; provided, however, H&Q LLC may terminate its membership on an exchange or other institution which is not material to the business or financial conditions of H&Q LLC; and (f) at all times cause H&Q LLC to fully comply with the requirements of 17 CFR 240.15c3 and all other capital and financial responsibility requirements of the SEC, the NYSE, the NASD, the PSE, the American and Chicago Stock Exchanges, the Options Clearing Corporation, the Securities and Futures Authority and all similar institutions or associations in which H&Q LLC, as of the date of this Agreement, is a member and which are material to the business or financial condition of H&Q LLC; provided, however, H&Q LLC need not comply with such requirements or institutions of which it has ceased to be a member.

         5.05 MAINTENANCE OF PROPERTY. The Company shall maintain, and shall cause each Material Subsidiary to maintain, and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted. The Company and each Material Subsidiary shall use the standard of care typical in the industry in the operation and maintenance of its facilities.

         5.06 INSURANCE. The Company shall maintain, and shall cause each Material Subsidiary to maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

         5.07 PAYMENT OF OBLIGATIONS. The Company shall, and shall cause each Material Subsidiary to, pay and discharge as the same shall become due and payable (or obtain appropriate extensions for), all their respective obligations and liabilities, including: (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Material Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

         5.08 COMPLIANCE WITH LAWS. The Company shall comply, and shall cause each Material Subsidiary to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist.

         5.09 COMPLIANCE WITH ERISA. The Company shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code.

         5.10 INSPECTION OF PROPERTY AND BOOKS AND RECORDS. The Company shall maintain and shall cause each Material Subsidiary to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company and such Material Subsidiary. The Company shall permit, and shall cause each Subsidiary to permit, representatives and independent contractors of the Bank to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at the expense of the Company and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided, however, when an Event of Default exists the Bank may do any of the foregoing at the expense of the Company at any time during normal business hours and without advance notice.

         5.11 USE OF PROCEEDS. The Company shall use the proceeds of the Loans for working capital and other general corporate purposes not in contravention of any Requirement of Law or of any Loan Document, including, without limitation, funding or prepaying certain payables owing to H&Q LLC. In the event the Company makes other prepayments or payables advances to any other Subsidiary, the Company shall be required to promptly document such payment with a promissory note and shall promptly assign such promissory note to the Bank.


                                   ARTICLE VI.

                               NEGATIVE COVENANTS

         So long as the Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Bank waives compliance in writing:

         6.01 LIMITATION ON LIENS. The Company shall not, and shall not suffer or permit any Material Subsidiary to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):

         (a) any Lien existing on property of the Company or any Material Subsidiary on the Closing Date and set forth in Schedule 6.01 securing Indebtedness outstanding on such date;

         (b) any Lien created under any Loan Document;

         (c) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 5.07, provided that no notice of lien has been filed or recorded under the Code;

         (d) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

         (e) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

         (f) Liens on the property of the Company or its Subsidiary securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) contingent obligations on surety and appeal bonds, and (iii) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business, provided all such Liens in the aggregate would not (even if enforced) cause a Material Adverse Effect;

         (g) Liens consisting of judgment or judicial attachment liens, provided that the enforcement of such Liens is effectively stayed and all such liens in the aggregate at any time outstanding for the Company and its Subsidiaries do not exceed $20,000,000;

         (h) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Company and its Subsidiaries;

         (i) Liens on assets of corporations which become Subsidiaries after the date of this Agreement, provided, however, that such Liens existed at the time the respective corporations became Subsidiaries and were not created in anticipation thereof;

         (j) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the FRB, and (ii) such deposit account is not intended by the Company or any Subsidiary to provide collateral to the depository institution;

         (k) in addition to the foregoing, other Liens securing Indebtedness incurred after the date hereof, and which Indebtedness secured by such Liens, in the aggregate, is less than $25,000,000 at any one time outstanding.

         6.02 CONSOLIDATIONS AND MERGERS. The Company shall not, and shall not suffer or permit any Material Subsidiary to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except:

         (a) any Material Subsidiary may merge with the Company, provided that the Company shall be the continuing or surviving corporation, or with any one or more Material Subsidiaries, provided that if any transaction shall be between a Material Subsidiary and a Wholly-Owned Material Subsidiary, the Wholly-Owned Material Subsidiary shall be the continuing or surviving corporation; and

         (b) any Material Subsidiary may sell all or substantially all of its assets (upon voluntary liquidation or otherwise), to the Company or another Wholly-Owned Material Subsidiary.

         6.03 LIMITATION ON INDEBTEDNESS. The Company shall not, and shall not suffer or permit any Material Subsidiary to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except: (a) Indebtedness incurred pursuant to this Agreement; (b) letters of credit issued for the Company's account by the Bank which shall not exceed the aggregate face amount of $5,000,000 outstanding at any one time; (c) letters of credit issued for H&Q LLC's account by Bank of New York which shall not exceed the aggregate face amount of $8,000,000 outstanding at any one time; (d) secured line of credit issued for the account of Hambrecht & Quist Guaranty Finance, LLC by Silicon Valley

Bank which shall not exceed the aggregate principal amount of $25,000,000 outstanding at any one time; and (e) additional unsecured Indebtedness which in the aggregate shall not exceed $30,000,000 outstanding at any one time.

         6.04 TRANSACTIONS WITH AFFILIATES. The Company shall not, and shall not suffer or permit any Material Subsidiary to, enter into any transaction with any Affiliate of the Company, except upon fair and reasonable terms no less favorable to the Company or such Material Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Company or such Material Subsidiary.

         6.05 USE OF PROCEEDS. The Company shall not, and shall not permit any Subsidiary, to use any portion of the Loan proceeds, directly or indirectly in a manner which would violate Section 4.08 or Section 5.11.

         6.06 ERISA. The Company shall not, and shall not suffer or permit any of its ERISA Affiliates to: (a) engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably expected to result in liability of the Company in an aggregate amount in excess of 10% of Tangible Net Worth; or (b) engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

         6.07 CHANGE IN BUSINESS. The Company shall not, and shall not suffer or permit any Subsidiary to, conduct any business other than the business of the Company or of such Subsidiary carried on as of the date hereof and such other businesses which are related to the broker-dealer, investment banking and related financial services activities of the Company or such Subsidiary.

         6.08 ACCOUNTING CHANGES. The Company shall not, and shall not suffer or permit any Material Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of the Company.

         6.09 TANGIBLE NET WORTH. The Company shall not permit its consolidated Tangible Net Worth to be less than $275,000,000 at any time.

         6.10 CONSOLIDATED LOSS. The Company shall not permit its consolidated loss for any fiscal quarter to exceed $20,000,000.

         6.11 MINIMUM NET CAPITAL. The Company shall not at any time permit H&Q's LLC Net Capital to be less than the greater of (i) 9% of H&Q LLC's Aggregate Debit Items, or (ii) 2% above the minimum net capital requirement for H&Q LLC as prescribed by the alternative net capital requirements of Rule 15c3-1.


                                  ARTICLE VII.

                                EVENTS OF DEFAULT

         7.01 EVENT OF DEFAULT. Any of the following shall constitute an "Event of Default":

         (a) NON-PAYMENT. The Company fails to pay, (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within five days after the same becomes due, any interest, fee or any other amount payable hereunder or under any other Loan Document; or

         (b) REPRESENTATION OR WARRANTY. Any representation or warranty by the Company made or deemed made herein, in any other Loan Document, or which is contained in any certificate, document or financial or other statement by the Company, or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made; or

         (c) SPECIFIC DEFAULTS. The Company fails to perform or observe any term, covenant or agreement contained in any of Sections 5.01, 5.02, 5.03 or 5.09 or in Article VI; or

         (d) OTHER DEFAULTS. The Company fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of 20 days after the earlier of (i) the date upon which a Responsible Officer knew or reasonably should have known of such failure and (ii) the date upon which written notice thereof is given to the Company by the Bank; or

         (e) CROSS-DEFAULT. (i) The Company or any Material Subsidiary (A) fails to make any payment in respect of any Indebtedness having an aggregate principal amount including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $10,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure; or (B) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or any material Contingent Obligation to become payable or cash collateral in respect thereof to be demanded.

         (f) INSOLVENCY; VOLUNTARY PROCEEDINGS. The Company or any Material Subsidiary (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

         (g) INVOLUNTARY PROCEEDINGS. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Company or any Material Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Company's or any Material Subsidiary's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Company or any Material Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) the Company or any Material Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

         (h) ERISA. (i) An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of 25% of Tangible Net Worth; (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds 25% of Tangible Net Worth; or (iii) the Company or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of 25% of Tangible Net Worth; or

         (i) MONETARY JUDGMENTS. One or more non-interlocutory judgments, non-interlocutory orders, decrees or arbitration awards is entered against the Company or any Subsidiary involving in the aggregate a liability on the part of the Company or any Material Subsidiary (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of $20,000,000 or more, and the same shall remain unvacated and unstayed pending appeal for a period of 10 days after the entry thereof; or

         (j) NON-MONETARY JUDGMENTS. Any non-monetary judgment, order or decree is entered against the Company or any Subsidiary which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

         (k) CHANGE OF OWNERSHIP. There occurs any Change of Ownership; or

         (l) DESIGNATED SELF-REGULATORY ORGANIZATION REVOCATION. Any Designated Self-Regulatory Organization shall revoke H&Q LLC's membership therein or shall suspend such membership and such membership shall not be reinstated within 10 days of such suspension; or

         (m) COMMISSION REVOCATION. The Commission shall revoke H&Q LLC's status as a broker-dealer or shall suspend such status and such status shall not be reinstated within 10 days of such suspension; or

         (n) ADVERSE CHANGE. There occurs a Material Adverse Effect.

         7.02 REMEDIES. If any Event of Default occurs, the Bank may: (a) declare the commitment of the Bank to make Loans to be terminated, whereupon such commitment shall be terminated; (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and
(c) exercise all rights and remedies available to it under the Loan Documents or applicable law; provided, however, that upon the occurrence of any event specified in subsection (f) or (g) of Section 7.01 (in the case of clause (i) of subsection (g) upon the expiration of the 60-day period mentioned therein), the obligation of the Bank to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Bank.

         7.03 RIGHTS NOT EXCLUSIVE. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.


                           ARTICLE VIII. MISCELLANEOUS

         8.01 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Company therefrom, shall be effective unless the same shall be in writing and signed by the Bank and the Company, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         8.02 NOTICES.

         (a) All notices, requests, consents, approvals, waivers and other communications shall be in writing (including, unless the context expressly otherwise provides and except as specifically provided in Section 2.03, by facsimile transmission, provided that any matter transmitted by the Company by facsimile (i) shall be immediately confirmed by a telephone call from the recipient at the number specified on the signature page hereof with respect to such Person, and (ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, telecopied or delivered, to the address or facsimile number specified for notices on the signature page hereof with respect to such Person; or, as directed to the Company or the Bank, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Company and the Bank.

         (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery; except that notices pursuant to Article II shall not be effective until actually received by the Bank.

         (c) Any agreement of the Bank herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Company. The Bank shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Company to give such notice and the Bank shall not have any liability to the Company or other Person on account of any action taken or not taken by the Bank in reliance upon such telephonic or facsimile notice. The obligation of the Company to repay the Loans shall not be affected in any way or to any extent by any failure by the Bank to receive written confirmation of any telephonic or facsimile notice or the receipt by the Bank of a confirmation which is at variance with the terms understood by the Bank to be contained in the telephonic or facsimile notice.

         8.03 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

         8.04 COSTS AND EXPENSES. The Company shall: (a) pay or reimburse the Bank within five Business Days after demand (subject to subsection 3.01(e)) for all costs and expenses incurred by the Bank in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including Attorney Costs incurred by the Bank with respect thereto; and (b) pay or reimburse the Bank within five Business Days after demand for all costs and expenses (including Attorney Costs) incurred by it in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding).

         8.05 INDEMNIFICATION. The Company shall indemnify, defend and hold the Bank and each of its officers, directors and employees (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans) be imposed on, incurred by or asserted against any such Indemnified Person in any way relating to or arising out of the Company's failure to perform any of its obligations under this Agreement or any document contemplated by or referred to herein, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding), whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of any Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

         8.06 PAYMENTS SET ASIDE. To the extent that the Company makes a payment to the Bank, or the Bank exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred.

         8.07 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Bank.

         8.08 ASSIGNMENTS, PARTICIPATIONS, ETC.

         (a) The Bank may at any time and from time to time, with the prior consent of the Company, at all times other than during the existence of an Event of Default, which consent shall not be unreasonably withheld (provided, that no consent of the Company shall be required in connection with any assignment and delegation by the Bank to an Affiliate of the Bank), assign and delegate to one commercial bank ("Assignee") all of the Loans, the Commitment and the other rights and obligations of the Bank hereunder; provided, however, that the Company may continue to deal solely and directly with the Bank in connection with the interest so assigned to an Assignee until written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company by the Bank and the Assignee.

         (b) The Bank may at any time and from time to time, without notice to or the consent of the Company, sell to one or more commercial banks or other Persons (a "Participant") participating interests in any Loans, the Commitment and the other interests of the Bank hereunder and under the other Loan Documents.

         (c) Notwithstanding any other provision in this Agreement, the Bank may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or 31 U.S. Treasury Regulation CFR ss.203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

         8.09 CONFIDENTIALITY. The Bank agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Company and provided to it by the Company or any Subsidiary, under this Agreement or any other Loan Document, and the Bank shall not use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with the Company or any Subsidiary; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Bank, or (ii) was or becomes available on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company; provided, however, that the Bank may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Bank is subject or in connection with an examination of the Bank by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Bank or may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to the Bank's independent auditors and other professional advisors; (G) to any Participant or Assignee, actual or potential, provided that such

Person agrees in writing to keep such information confidential to the same extent required of the Bank hereunder; (H) as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Company or any Subsidiary is party or is deemed party with the Bank; and (I) to its Affiliates solely for the purpose of facilitating the Bank's rights and obligations under this Agreement.

         8.10 SET-OFF. In addition to any rights and remedies of the Bank provided by law, if an Event of Default exists or the Loans have been accelerated, the Bank is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, the Bank to or for the credit or the account of the Company against any and all Obligations owing to the Bank, now or hereafter existing. The Bank agrees promptly to notify the Company after any such set-off and application made by the Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

         8.11 COUNTERPARTS. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

         8.12 SEVERABILITY. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

         8.13 NO THIRD PARTIES BENEFITED. This Agreement is made and entered into for the sole protection and legal benefit of the Company, the Bank and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

         8.14 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF NEW YORK; PROVIDED THAT THE BANK AND THE COMPANY SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.





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


         8.15 ENTIRE AGREEMENT. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding between the Company and the Bank, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                           HAMBRECHT & QUIST CALIFORNIA

                           By:  /s/ Patrick J. Allen

                           Title:  Chief Financial Officer

                           By: /s/ David M. McAuliffe

                           Title: Chief Operating Officer


                           Notices:

                           Hambrecht & Quist California
                           One Bush Street
                           San Francisco, CA 94104
                           Attention:  Lisa L. Lewis
                           Telephone:  415/439-3228
                           Facsimile:  415/677-7742


                           BANK OF AMERICA NATIONAL TRUST
                           AND SAVINGS ASSOCIATION

                           By: /s/ Jeff Kovarik
                           Title:  Vice President

                          Notices (other than Borrowing Notices):

                          Bank of America National Trust and Savings Association

                          231 S. LaSalle St., Suite 1012
                          Chicago, IL 60697
                          Attention:  Jeff Kovarik
                          Telephone:  312/828-8870
                          Facsimile:  312/828-3359

                                    EXHIBIT A
                               NOTICE OF BORROWING

                                                  Date:  _______________, 199_



                  To: Bank of America National Trust and Savings Association regarding that certain Credit Agreement dated as of April 30, 1999 (as extended, renewed, amended or restated from time to time, the "Agreement") between Hambrecht & Quist California and Bank of America National Trust and Savings Association (the "Bank")

         Ladies and Gentlemen:

         The undersigned, a Responsible Officer of Hambrecht & Quist California (the "Company"), refers to the Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to
Section 2.03 of the Agreement, of the Borrowing specified below:

         1.  The Business Day of the proposed Borrowing is  _____________, 19__
   .

         2.  The aggregate amount of the proposed Borrowing is $_____________.

         The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

     (a) the representations and warranties of the Company contained in Article IV of the Agreement are true and correct as though made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date); and

     (b) no Default or Event of Default has occurred and is continuing, or would result from such proposed Borrowing.

                                                HAMBRECHT & QUIST CALIFORNIA

                                                By:__________________________


                                                Title:_______________________

                                    EXHIBIT B
                          HAMBRECHT & QUIST CALIFORNIA
                             COMPLIANCE CERTIFICATE


                                                  Financial
                                                  Statement Date: _______, 199_


         Reference is made to that certain Credit Agreement dated as of April 30, 1999 (as extended, renewed, amended or restated from time to time, the "Agreement") between Hambrecht & Quist California, a California corporation (the "Company") and Bank of America National Trust and Savings Association (the "Bank"). Unless otherwise defined herein, capitalized terms used herein have the respective meanings assigned to them in the Credit Agreement.

         The undersigned Responsible Officer of Hambrecht & Quist California, hereby certifies as of the date hereof that he/she is the of the Company, and that, as such, he/she is authorized to execute and deliver this Certificate to the Bank on the behalf of the Company and its consolidated Subsidiaries, and that: [Use the following paragraph if this Certificate is delivered in connection with the financial statements required by subsection 5.01(a) of the Agreement.]

         1. Attached as Schedule 1 hereto are (a) a true and correct copy of the audited consolidated balance sheet of the Hambrecht & Quist Group and its consolidated Subsidiaries as at the end of the fiscal year ended _______________, 199__ and (b) the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of _________________ or another nationally-recognized certified independent public accounting firm (the "Independent Auditor") which report shall state that such consolidated financial statements are complete and correct and have been prepared in accordance with GAAP, and fairly present, in all material respects, the financial position of the Company and its consolidated Subsidiaries for the periods indicated and on a basis consistent with prior periods.

         or

[Use the following paragraph if this Certificate is delivered in connection with the financial statements required by subsection 5.01(b) of the Agreement.]

         1. Attached as Schedule 1 hereto are (a) a true and correct copy of the unaudited consolidated balance sheet of the Hambrecht & Quist Group and its consolidated Subsidiaries as of the end of the fiscal quarter ended __________, 199__, and (b) the related unaudited consolidated statements of income, shareholders' equity, and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by a Responsible Officer that such financial statements were prepared in accordance with GAAP (subject only to ordinary, good faith year-end audit adjustments and the absence of footnotes) and fairly present, in all material respects, the financial position and the results of operations of the Company and its consolidated Subsidiaries.

         2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and conditions (financial or otherwise) of the Company during the accounting period covered by the attached financial statements.

         3. To the best of the undersigned's knowledge, the Company, during such period, has observed, performed or satisfied all of its covenants and other agreements, and satisfied every condition in the Credit Agreement to be observed, performed or satisfied by the Company, and the undersigned has no knowledge of any Default or Event of Default.

         4. The following financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate as of ______________,199_.


                                        HAMBRECHT & QUIST CALIFORNIA

                                        By: _________________________

                                        Title: ______________________

                                             Date: ______________, 199__


                                             For the fiscal quarter/year ____
                                             ended ______________, 199__

  SCHEDULE 2
  to the Compliance Certificate
  ($in 000's)


                                                                                       COMPLIANCE
           SECTION                    ACTUAL                REQUIRED/PERMITTED        (YES OR NO)


  6.03     Indebtedness               $_____________    Not to exceed $5,000,000        ______
                                                        for letters of credit for the
                                                        Company; $8,000,000 for
                                                        letters of credit for H&Q
                                                        LLC; $25,000,000 for
                                                        Hambrecht & Quist Guaranty
                                                        Finance line of credit; or
                                                        $30,000,000 for other
                                                        unsecured Indebtedness
  6.09     Consolidated Tangible
           Net Worth                  $_____________    Not less than $275,000,000      _______

  6.10     Consolidated Net Income
           [Loss]                     $_____________    Consolidated Loss not more than  _______
                                                        $20,000,000 for any fiscal quarter
  6.11     H&Q LLC's Minimum Net
           Capital to Aggregate Debit
           Items                      _____________%    H&Q LLC's Net Capital not less   ________
                                                        than greater of (i) 9% of its
                                                        Aggregate Debit Items or (ii)
                                                        2% above its minimum net
                                                        capital requirements


                                  SCHEDULE 4.15

                              MATERIAL SUBSIDIARIES



Hambrecht & Quist LLC, a Delaware limited liability company

Hambrecht & Quist Capital Management Incorporated, a California corporation

Hambrecht & Quist Guaranty Finance, LLC, a California limited liability company

                                  SCHEDULE 6.01

                                 EXISTING LIENS

Subsidiary:         Hambrecht & Quist Guaranty Finance, LLC
Secured Party:      Silicon Valley Bank
Lien(s):            All Hambrecht & Quist Guaranty Finance, LLC
                    assets, except for cash and marketable securities